EXHIBIT 10.3

OFFICE LEASE

between

CRESTLINE OFFICE CENTER ASSOCIATES, LLC

a Colorado limited liability company

(as Landlord)

and

MDA HOLDINGS, INC a Georgia corporation

(as Tenant)

LEASE AGREEMENT

THIS LEASE, dated as of October 29, 2007 (the "Effective Date"), is by and between CRESTLINE OFFICE CENTER ASSOCIATES LLC, a Colorado limited liability company ("Landlord") and MDA HOLDINGS INC. a Georgia corporation ("Tenant").

WITNESSETH:

1.

PRINCIPAL TERMS. Capitalized terms, first appearing in quotations in this Article, elsewhere in the Lease or any Exhibits, are definitions of such terms as used in the Lease and Exhibits and shall have the defined" meaning whenever used "BUILDING": Approximately 6 1,500 square foot office building to be constructed on the Real Property (as hereafter defined) with an address of 7400 East Crestline Circle, Greenwood Village, CO 80111

1.1

“BUILDING”:

Approximately 61,500 square foot office building to be constructed on the Real Property (as hereafter defined) with an address of 7400 East Crestline Circle, Greenwood Village, CO 80111

1.2

“PREMISES”:

Approximately 7,237 rentable square feet Suite 100

1.3

“INITIAL TERM”:

Five (5) years and one (1) month.  "Commencement Date":  On or about December 1, 2007 subject to the provisions of Article 5.

"Expiration Date": the last day of the 61st full calendar month following the Commencement Date

1.4

“BASE RENT”:

Period	Monthly	Annual Rate Per RSF
Months 2 - 13	$13,267.83	$22.00*
Months 14 - 25	$13,569.38	$22.50
Months 26 - 37	$13,870.92	$23.00
Months 38 - 49	$14,172.46	$23.50
Months 50 - 61	$14,474.00	$24.00

*Provided that no uncured Event of Default occurs during the Initial Term, no Base Rent shall be due for Month 1

1.5

OPERATING EXPENSES:

Pro Rata Share (12%) of the portion of annual Operating Expenses in excess of the Base Operating Expenses

1.6

“DEPOSIT”:

$27,742.00

1.7

“PERMITTED USE”:

General Office Use

1.8

“GUARANTOR”:

N/A

1.9

“PARKING”:

29 spaces, of which all 20 may be uncovered spaces (based on  4 spaces per 1,000 rsf), free of charge; provided however that Tenant shall have the right to lease up to 7 underground parking spaces (based on 1 space per 1,000 rsf) at the rate of $90.00 per month per space, which right must be exercised no later than the end of the fourth (4th) month of the Initial Term, whereupon the number of uncovered spaces to which Tenant shall be entitled shall be reduced by the number of underground parking spaces which Tenant elects to lease

1.10

LANDLORD'S NOTICE ADDRESS:

1010 Northern Boulevard

Great Neck, New York 11021

Attention:  F. William Schmergel

With a copy to:

CRESTLINE OFFICE CENTER ASSOCIATES, LLC

7400 East Crestline Circle, Suite 125

Greenwood Village, CO 80111

Attn:  Paul Schmergel

1.11

RENT PAYMENT ADDRESS:

Crestline Office Center

P.O. Box 973363

Dallas, TX 75397-3363

1.12

LANDLORD’S TAX I.D.:

84-1500407

1.13

TENANT’S NOTICE ADDRESS:

MDA

Precommencement Address:

145 Technology Parkway

Norcross, GA 30092

Post Commencement Address:

7400 East Crestline Circle, Suite 100

Greenwood Village, CO 80111

1.14

TENANT’S TAX I.D.:

58-1761269

1.16

LANDLORD’S BROKER:

Vector Property Services, LLC

1.17

COOPERATING BROKER:

CRESA Partners

1.18

ATTACHMENTS:

[check if applicable]

x

Exhibit A – Depiction of the Premises

x

Exhibit B – Legal Description of the Real Property

x

Exhibit C – Commencement Certificate

x

Exhibit D – Rules and Regulations

2.

GENERAL COVENANTS.  Tenant covenants and agrees to pay Rent and perform the obligations hereafter set forth and in consideration therefore Landlord leases to Tenant the Premises as depicted on the plat attached as Exhibit A, together with a non-exclusive right subject to the provisions hereof, to use plazas, common areas, or other areas on the real property legally described on Exhibit B (the “Real Property”) designated by Landlord for the exclusive or non-exclusive use of the tenants of the Building (“Common Areas”).  The Building, Real Property, Common Areas, and appurtenances are hereinafter collectively sometimes called the “Building Complex”.

3.

TERM.  The Initial Term of the Lease commences at 12:01 a.m. on the Commencement Date and terminates at 12:00 midnight on the Expiration Date (the Initial Term together with any extensions thereof is herein referred to as the “Term”).

4.

RENT.  Subject to the provisions below, commencing on the Commencement Date and on the first day of each month thereafter, Tenant shall pay Base Rent in the amount stated in Section 1.4, in advance without notice (all amounts, including Base Rent, to be paid by Tenant pursuant to this Lease as the context requires are sometimes referred to collectively as “Rent(s)”).  Rents shall be paid without set off, abatement, or diminution, at the address set forth In Section 1.11, or at such other place as Landlord from time to time designates in writing.

5.

COMPLETION OR REMODELING OF THE PREMISES.  Provisions regarding remodeling or tenant finish work in the Premises, if any, are set forth in Article 31, below.  “Initial Tenant Finish” means the Premises in its “as is” condition on the Commencement Date.  Except with regard to Initial Tenant Finish, Landlord has no obligation for the completion or remodeling of the Premises, and Tenant accepts the Premises in its “as is” condition on the Commencement Date.  Landlord shall notify Tenant of the pending substantial completion of the Initial Tenant Finish; whereupon the Parties shall schedule an inspection of the Premises to be conducted prior to the Commencement Date, at which Tenant and Landlord shall inspect only the components of the Initial Tenant Finish (the “Inspection”) and shall mutually agree upon items of work from the Initial Tenant Finish that are not satisfactorily completed (The “Punch List Items”).  Landlord shall use commercially reasonable efforts to complete or correct the Punch List Items in a timely manner.  Notwithstanding any provision in this Lease to the contrary, the Commencement Date and Tenant's Rent obligations will not be delayed or extended by any delay in completion of the Initial Tenant Finish (as defined in Article 5, below) unless such delay is caused by “Net Landlord Delay”.  The term “Landlord Delay” means any delay, other than due to Force Majeure Events), Tenant Delay or completion of Punch List items, caused by solely by Landlord's failure to substantially complete the Initial Tenant Finish.  All delays other than Landlord Delay are deemed “Tenant Delay”.  “Net Landlord Delay” means the number of days, if any, by which Landlord Delay exceeds Tenant Delay and the Commencement Date and Tenant's rental obligations will be delayed by the number of days equal to the number of days of Net Landlord Delay, if any.  In no event shall the Commencement Date be extended as a result of Punch List Items.  As soon as the Term commences, Landlord and Tenant agree to execute a commencement agreement in the form attached as Exhibit C, setting forth the exact Commencement Date and Expiration Date.  If during the first year of the Initial Term, Tenant discovers a defect in the Initial Tenant Finish that (a) was not reasonably discoverable during the Inspection; and (b) was not caused by the actions of Tenant or anyone acting by, through or under Tenant (each a “Latent Defect”), provided that Landlord is notified by Tenant of the Latent Defect within, five (5) days of Tenant's discovery thereof, Landlord shall correct such Latent Defect to the Parties reasonable satisfaction.

6.

OPERATING EXPENSES.

6.1

Definitions.  The additional terms below have the following meanings in this Lease:

(1)

“Base Operating Expenses” means the Operating Expenses (as defined below) for Operating Expense Year (as defined below) of 2008.

(2)

“Landlord's Accountants” means that individual or firm employed by Landlord from time to time to keep the books and records for the Building Complex, and/or to prepare the federal and state income tax returns for Landlord with respect to the Building Complex, which books and records shall be certified to by a representative of Landlord.  A1l determinations made hereunder shall be made by Landlord's Accountants unless otherwise stated.

(3)

“Rentable Area” means 61,500 rentable square feet of space.  If there is a significant change in the aggregate Rentable Area as a result of an addition, partial destruction, modification to building design, or similar cause which causes a reduction or increase in the Rentable Area on a permanent basis or, if Landlord re-measures the Building and a change in Rentable Area occurs, Landlord's Accountants shall make such adjustments in the computations as are necessary to provide for such change.

(4)

“Tenant's Pro Rata Share” means the percentage set forth in. Section 1.5.  If Tenant, at any time during the Term, leases additional space in the Building or if the Rentable Area is adjusted, Tenant's Pro Rata Share shall be recomputed by dividing the total rentable square footage of space then leased by Tenant (including any additional space) by the Rentable Area and the resulting figure shall become Tenant's Pro Rata Share.

(5)

“Operating Expense Year” means each calendar year during the Term, except that the first Operating Expense Year begins on the Commencement Date and ends on December 31 of such year and the last Operating Expense Year begins on January 1 of the calendar year in which this Lease expires or is terminated and ends on the date of such expiration or termination.  If an Operating Expense Year is less than twelve (12) months, Operating Expenses for such year shall be prorated.

(6)

“Operating Expenses” means all operating expenses of any kind or nature which are in Landlord's reasonable judgment necessary, appropriate, or customarily incurred in connection with the operation and maintenance of the Building Complex, subject to the exclusions set forth below.  Operating Expenses include:

(a)

All real property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority or under any covenants, declarations, easements or restrictions, including taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which are hereafter levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments.  However, any taxes which are levied on the rent of the Building Complex will be determined as if the Building Complex were Landlord's only real property.  In no event do taxes and assessments include any federal or state income taxes levied or assessed on Landlord.  Expenses for tax consultants to contest taxes or assessments are also included as Operating Expenses (all of the foregoing are collectively referred to herein as “Taxes”).  Taxes also include special assessments, license taxes, business license fees, business license taxes, commercial rental taxes, levies charges, penalties or taxes, imposed by any authority against the Premises, Building Complex or any legal or equitable interest of Landlord.  Special assessments are deemed payable in such number of installments permitted by law, whether or not actually so paid, and include any applicable interest on such installments.  Taxes (other than special assessments) are computed on an accrual basis based on the year in which they are levied, even though not paid until the following Operating Expense Year;

(b)

Costs of supplies, including costs of relamping and replacing ballasts in all Building standard tenant lighting;

(c)

Costs of energy for the Building Complex, including costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

(d)

Costs of water and sanitary and storm drainage services;

(e)

Costs of janitorial and security services;

(f)

Costs of general maintenance, repairs, and replacements including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in maintenance and repair work;

(g)

Costs of maintenance, repair and replacement of landscaping;

(h)

Insurance premiums for the Building Complex, including all-risk or multi-peril coverage together with loss of rent endorsement; the part of any claim paid under the deductible portion of any insurance policy carried by Landlord; public liability insurance; and any other insurance carried by Landlord on any component parts of the Building Complex;

(i)

All labor costs, including wages, costs of worker's compensation insurance, payroll taxes, fringe benefits, including pension, profit-sharing and health, and legal fees and other costs incurred in resolving any labor dispute;

(j)

Professional building management fees, costs and expenses, including costs of office space and storage space required by management for performance of its services;

(k)

Legal, accounting, inspection, and other consulting fees (including fees for consultants for services designed to produce a reduction in Operating Expenses or improve the operation, maintenance or state of repair of the Building Complex);

(l)

Costs of capital improvements and structural repairs and replacements to the Building Complex to conform to changes subsequent to the date of issuance of the shell and core certificate of occupancy for the Building in any Applicable Laws (herein “Required Capital Improvements”); and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein “Cost Savings Improvements”).  Expenditures for Required

Capital Improvements and Cost Savings Improvements will be amortized at a market rate of interest over the useful life of such capital improvement (as determined by Landlord's Accountants); however, the amortized amount of any Cost Savings Improvement in any year will be equal to the estimated resulting reduction in Operating Expenses; and

(m)

Costs incurred for Landlord's Accountants including costs of any experts and consultants engaged to assist in making the computations;

“Operating Expenses” do not include:

(i)

Costs of work, including painting and decorating, which Landlord performs for any tenant other than work of a kind and scope which Landlord is obligated to furnish to all tenants whose leases contain a rental adjustment provision similar to this one;

(ii)

Costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received;

(iii)

Leasing commissions, advertising expenses and other costs incurred in leasing space in the Building;

(iv)

Costs of repairs or rebuilding necessitated by condemnation;

(v)

Interest on borrowed money or debt amortization, except as specifically set forth above;

(vi)

Depreciation on the Building Complex

(vii)

Costs of repair or replacement made necessary by fire, other casualty, or exercise of the right of eminent domain to the extent that Landlord receives insurance proceeds or condemnation awards;

(viii)

Advertising and other promotional costs and expenses, attorneys' fees, costs and disbursements and other expenses incurred in negotiating or executing leases or in resolving disputes with other tenants, other occupants, or other prospective tenants or occupants of the Building Complex or any portion thereof, collecting rents or otherwise enforcing leases of other tenants of the Building Complex or any portion thereof;

(ix)

Costs and expenses of special services rendered to particular tenants of the Building Complex or any portion thereof or that exclusively benefit another tenant or tenants of the Building Complex or any portion thereof, including, without limitation, costs of tenant installations, decorating expenses, redecorating expenses or constructing improvements or alterations to any tenant space, and the cost of any janitorial cleaning service or security services provided to other tenants which exceed the standard of that provided to Tenant;

(x)

Costs of electrical energy furnished and metered directly to and required to be paid by tenants of the Building Complex or any portion thereof or for which Landlord is reimbursed by tenants as additional rental over and above any such tenant's base rental or pass through of operating costs;

(xi)

Except for the amortization of the cost of capital investment items which are primarily for the purpose of reducing Operating Expenses, Operating Expenses shall include no cost or expenditure that would be classified as a capital expense under generally accepted accounting principles consistently applied (all such capital expenditures which are primarily for the purpose of reducing Operating Expenses shall be amortized over the useful life of the capital improvement, as determined in accordance with generally accepted accounting principles consistently applied, but in no event to extend beyond the reasonable life of the Building, and the amount to be included in Operating Expenses in any calendar year shall be the lesser of (a) the amortized amount, determined in accordance with the foregoing, or (b) the actual or, if not reasonably obtainable, the reasonably estimated reduction in Operating Expenses resulting from the capital improvement during the same calendar year;

(xii)

Depreciation, amortization and other non cash Items;

(xiii)

Costs and expenses incurred by Landlord for which Landlord is actually reimbursed by parties other than tenants of the Building Complex, including, without limitation, insurance proceeds;

(xiv)

Costs and expenses attributable to the initial construction of the any improvement in the Building Complex (including correcting initial construction defects);

(xv)

Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Building Complex or any portion thereof, to the extent that the costs of such services exceed the costs of comparable services rendered by unrelated entities;

(xvi)

Finance and debt service fees for the Building Complex or any portion thereof and rental under any ground or underlying lease or leases for the Building Complex or any portion thereof,

(xvii)

Landlord's general overhead except as it directly relates to the operation, management, maintenance, repair and security of the Building;

(xviii)

Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(xix)

Costs and expenses for items and services for which Tenant reimburses Landlord or pays third persons, to the extent of such reimbursement or payment;

(xx)

Costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority, other than any such cost, fine or penalty (not otherwise paid by Tenant) incurred due to any violation caused by any act or omission of Tenant, its employees or agents;

(xxi)

Costs of wages, salaries, or other compensation paid to any executive employees of Landlord above the grade of “Property Manager” or paid to employees of Landlord who are not employed full time, on site at the Building Complex; provided, however, if an employee of Landlord works on several buildings within the area, including the Building, the costs and expenses connection with such employee shall be allocated among such buildings by Landlord in accordance with reasonable and consistent criteria;

(xxii)

Costs and expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except for the component of any such equipment rental representing reasonable charges for maintenance of such items;

(xxiii)

Any costs or expenses incurred in compliance with new or revised federal or state laws or municipal ordinances, or codes or regulations promulgated under any of the same, requiring modification only to any areas of the Building leased to any tenant, including Tenant;

(xxiv)

Any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord;

(xxv)

Any costs representing any amount paid for services and materials to a related person, firm, or entity to the extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates to an unrelated person, firm or corporation;

(xxvi)

The cost of overtime or other incremental/additional expenses made necessary by reason of Landlord's defaults under this Lease;

(xxvii)

Any amounts payable by Landlord by way of indemnity or for damages or which constitutes a fine or penalty, including interest or penalties for any late payment;

(xxviii)

Repairs, alterations, and general maintenance paid by proceeds of insurance and repairs necessitated by violations of law in effect as of the date of the Lease;

(xxix)

Repairs, alterations, and general maintenance necessitated by the negligence or willful misconduct of Landlord or its agents, employees, or contractors or repairs, alterations, and general maintenance necessitated by the negligence or willful misconduct of any other tenant or occupant of the Building Complex or of any of their respective agents, employees, contractors, invitees, or licensees; or

(xxx)

Costs and expenses associated with any health, athletic or recreational club of the Building Complex.

To the extent that employees, utilities or other services or costs are attributable to the Building and other buildings on a common basis or are provided for Common Areas, such Operating Expenses shall be reasonably prorated by Landlord to reflect costs to be allocated hereunder to the Building.  If any lease entered into by Landlord with any tenant in the Building is on a so-called “net” basis, or provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, Landlord's Accountants may modify the computation of Base Operating Expenses, Rentable Area, and Operating Expenses for a particular Operating Expense Year to eliminate or modify any expenses which are paid for in whole or in part by such tenant.  If the Rentable Area is not fully occupied during any particular Operating Expense Year, Landlord’s Accountants may adjust those Operating Expenses which are affected by occupancy for the particular Operating Expense Year to reflect 100% occupancy.  Furthermore, in making any computations contemplated hereby, Landlord’s Accountants may make such other modifications to the computations as are required in their judgment to achieve the intention of the parties hereto.

6.2

Additional Payment.  If any increase occurs in Operating Expenses for any Operating Expense Year during the Term in excess of the Base Operating Expenses, Tenant shall pay Landlord Tenant's Pro Rata Share of the amount of such increase (less Estimated Payments, if any, previously made by Tenant for such year).

6.3

Estimated Payments.  During each Operating Expense Year beginning with the first month of the second Operating Expense Year and continuing each month thereafter throughout the Term, Tenant shall pay Landlord, at the same time as Base Rent is paid, an amount equal to 1/12 of Landlord’s estimate of Tenant’s Pro Rata Share of any projected increases in Operating Expenses for the particular Operating Expense Year in excess of Base Operating Expenses (“Estimated Payment”).

6.4

Annual Adjustments.

(1)

Following the end of each Operating Expense Year, including the first Operating Expense Year, Landlord shall submit to Tenant a statement setting forth the exact amount of Tenant’s Pro Rata Share of the increase, if any, of the Operating Expenses for the Operating Expense Year just completed over the Base Operating Expenses.  Beginning with the statement for the second Operating Expense Year, each statement shall set forth the difference, if any, between Tenant’s actual Pro Rata Share of the increase in Operating Expenses for the Operating Expense Year just completed and the estimated amount for such Operating Expense Year.  Each statement shall also set forth file projected increase, if any, in Operating Expenses for the new Operating Expense Year over Base Operating Expenses and the corresponding increase or decrease in Tenant’s monthly Rent for such new Operating Expense Year above or below the Rent paid by Tenant for the immediately preceding Operating Expense Year.

(2)

To the extent that Tenant’s Pro Rata Share of the increase in Operating Expenses for the period covered by a statement is different from the Estimated Payment during the Operating Expense Year just completed, Tenant shall pay Landlord the difference within 30 days following receipt by Tenant of the statement or receive a credit against the next due Rent, as the case may be.  Until Tenant receives a statement, Tenant's Estimated Payment for the new Operating Expense Year shall continue to be paid at the prior Estimated Payment, but Tenant shall commence payment of Rent based on the new Estimated Payment beginning on the first day of the month following the month in which Tenant receives the statement.  Tenant shall also pay Landlord or deduct from the Rent, as the case may be, on the date required for the first payment, as adjusted, the difference, if any, between the Estimated Payment for the new Operating Expense Year set forth in the statement and the Estimated Payment actually paid during the new Operating Expense Year.  If, during any Operating Expense Year, there is a change in the information on which Tenant is then making its Estimated Payments so that the prior estimate is no longer accurate, Landlord may revise the estimate and there shall be such adjustments made in the monthly Rent on the first day of the month following notice to Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of monthly Rent then being paid by Tenant for the balance of the Operating Expense Year.

6.5

Miscellaneous.  In no event will any decrease in Rent pursuant to any provision hereof result in a reduction of Rent below the Base Rent.  Delay by Landlord in submitting any statement for any Operating Expense Year does not affect the provisions of this Section or constitute a waiver of

Landlord’s rights for such Operating Expense Year or any subsequent Operating Expense Years.

6.6

Dispute. If Tenant disputes an adjustment submitted by Landlord or a proposed increase or decrease in the Estimated Payment, Tenant shall give landlord notice of such dispute within 30 days after Tenant’s receipt of the adjustment.  If Tenant does not give Landlord timely notice, Tenant waives its right to dispute the particular adjustment.  If Tenant timely objects, Tenant may engage its own certified public accountants (“Tenant’s Accountants”) to verify the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease.  The person conducting the examination on behalf of Tenant shall enter into a confidentiality agreement satisfactory to Landlord.  If Tenant’s Accountants determine that an error has been made, Landlord’s Accountants and Tenant’s Accountants shall endeavor to agree upon the matter, failing which such matter shall be submitted to an independent certified public accountant selected by Landlord, with Tenant’s reasonable approval, for a determination which will be conclusive and binding upon Landlord and Tenant.  All costs incurred by Tenant for Tenant’s Accountants shall be paid for by Tenant unless Tenant’s Accountants disclose an error, acknowledged by Landlord’s Accountants (or found to have occurred through the above independent determination), of more than, ten percent (10%) in the computation of the total amount of Operating Expenses, in which event Landlord shall pay the reasonable costs incurred by Tenant to obtain such audit.  Notwithstanding the pendency of any dispute, Tenant shall continue to pay Landlord the amount of the Estimated Payment or adjustment determined by Landlord’s Accountants until the adjustment has been determined to be incorrect.  If it is determined that any portion of the Operating Expenses were not properly chargeable to Tenant, then Landlord shall promptly credit or refund the appropriate sum to Tenant.

7.

SERVICES.

7.1

Subject to the provisions below, Landlord agrees, without charge, in accordance with standards of other similar first class, multi-tenant office buildings in the metropolitan Denver, Colorado area:  (1) to furnish running water at (a) those points of supply for general use of tenants of the Building, and (b) to the “kitchenette” area within, the Premises (provided that there is no excessive water use therein); (2) during Ordinary Business Hours to furnish, the interior Common Areas heated or cooled air (as applicable), electrical current, janitorial services, and maintenance; (3) during Ordinary Business Hours, subject to Force Majeure Event(s), to furnish heated or cooled air to the Premises for standard office use to the extent required in order to keep the temperature in the Premises within the range from 68 degrees Fahrenheit to 75 degrees Fahrenheit, subject to Force Majeure Event(s) and provided the recommendations of Landlord’s engineer regarding occupancy and use of the Premises are complied with by Tenant, to provide, during Ordinary Business Hours, the general use of passenger elevators for ingress and egress to and from the Premises (at least one such elevator shall be available at all times except in the case of emergencies or repair); (5) to provide janitorial services for the Premises to the extent of the Initial Tenant Finish (including window washing of the outside of exterior windows); and (6) to cause electric current to be supplied to the Premises for Tenant’s Standard Electrical Usage (items (1) through (6) are collectively called “Services”). “Tenant's Standard Electrical Usage” means electricity for normal office purposes including fluorescent and incandescent lighting (including task and task ambient lighting systems) and for normal office equipment, including duplicating (reproduction) machines and personal computers (provided they do not require any additional voltage, special electrical or HVAC requirements beyond the systems existing in the Premises), and internal communications systems.  “Ordinary Business Hours” means 8:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 12:00 p.m. on Saturdays, Legal Holidays excepted,  “Legal Holidays” mean New Year's Day, Martin Luther King Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays hereafter established by the United States Government.

7.2

“Excess Usage” means any usage of electricity (1) during other than Ordinary Business Hours; (2) in an amount in excess of Tenant’s Standard Electrical Usage; or (3) for Special Equipment or for standard HVAC services during other than Ordinary Business Hours.  “Special Equipment” means (a) any equipment consuming more than 0.5 kilowatts at rated capacity, (b) any equipment requiring a voltage other than 120 volts, single phase, or (c) equipment that requires the use of self-contained HVAC units.  If Tenant desires Excess Usage, Landlord will use reasonable efforts to supply the same.  Tenant shall reimburse Landlord for all Landlord’s costs of providing services for Excess Usage, including costs for materials, additional wear and tear on equipment, utilities, and labor (including fringe and overhead costs).  Computation of such costs will be made by Landlord's engineer, based on his engineering survey of Tenant’s Excess Usage.  Tenant shall also reimburse Landlord for all costs of supplementing the Building HVAC System and/or extending or supplementing any electrical service, as Landlord determines is necessary, as a result of Tenant’s Excess Usage.  Prior to installation or use of Special Equipment or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and obtain Landlord’s consent.  Not less than 48 hours prior notice shall be given Landlord of Tenant’s request for such services.  Tenant may request that Landlord install at Tenant’s cost a check meter and/or flow meter to determine the cost of Tenant’s Excess Usage.  Tenant shall also pay the cost of replacing light bulbs and/or tubes and ballast used in al1 lighting in the Premises other than that provided by Landlord to all tenants of the Building.

7.3

If Tenant requires janitorial services other than those included as standard Services, Tenant shall separately pay for such services monthly upon billings by Landlord, or Tenant shall, at Landlord’s option, separately contract for such services with the same company used by Landlord to furnish janitorial services to the Building.

7.4

Landlord may discontinue, reduce, or curtail Services (either temporarily or permanently) when necessary due to accident, repairs, alterations, strikes, lockouts, Applicable Laws, or any other happening beyond Landlord’s reasonable control.  Landlord is not liable for damages to Tenant or any other party as a result of any interruption, reduction, or discontinuance of Services (either temporary or permanent) nor shall the occurrence of any such event be construed as an eviction of Tenant, cause or permit an abatement, reduction or setoff of Rent, or operate to release Tenant from Tenant’s obligations,

7.5

Tenant shall promptly notify Landlord of any accidents or defects in the Building of which Tenant becomes aware, including defects in pipes, electric wiring, and HVAC equipment, and of any condition which may cause injury or damage to the Building or any person or property therein.

8.

QUIET ENJOYMENT.  So long as an Event of Default does not exist, Tenant is entitled to the quiet enjoyment and peaceful possession of the Premises subject to the provisions of this Lease.  Landlord shall under no circumstances be held responsible for restriction or disruption of access to the Building from public streets caused by construction work or other actions taken by or on behalf of governmental authorities, or for actions taken by other tenants (their employees, agents, visitors, contractors or invitees), or any other cause not entirely within Landlord’s direct control, and same shall not constitute a constructive eviction of Tenant nor give rise to any right or remedy of Tenant against Landlord of any nature or kind.  This covenant of quiet enjoyment is in lieu of any covenant of quite enjoyment provided or implied by law, and Tenant expressly waives any such other covenant of quiet enjoyment to the extent broader than the covenant contained in this Article.

9.

DEPOSIT.  Tenant has deposited with Landlord the sum specified in Section 1.6 hereof as a security deposit, receipt of which is hereby acknowledged.  The Deposit shall be held by Landlord without liability for interest as security for the faithful performance by Tenant of all of the terms of this Lease to be observed and performed by Tenant.

9.1

USE AND RETURN OF DEPOSIT.  If any of the Rents herein reserved to Landlord shall be overdue and unpaid or should Landlord makE payments on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof appropriate and apply the entire Deposit (or so much thereof as may be necessary to compensate Landlord) toward the payment of Rent or other charges due Landlord, or loss or damage sustained by Landlord due to such breach on the part of Tenant.  Tenant shall forthwith upon demand restore the Deposit to the original sum deposited.  Should Tenant comply with all of said terms and promptly pay all of the Rents as they fall due, the Deposit shall be returned in. full to Tenant at the end of the term.

9.2

BANKRUPTCY.  In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to filing of such proceedings.

9.3

TRANSFER OF DEPOSIT.  Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's interest in the Premises in the event that such interest be sold and thereupon, provided that the new owner of Landlord's interest in the Premises acknowledges receipt of the Deposit, and agrees, in writing, to assume Landlord's obligations in this Article 9.  Landlord shall be discharged from any further liability with respect to the Deposit, and this provision shall also apply to any subsequent transferees.  Landlord may accomplish such transfer by giving the purchaser a credit against the purchase price or obligating the purchaser to be liable for the Deposit in the sale documents.

10.

CHARACTER OF OCCUPANCY.  Tenant shall occupy the Premises for the Permitted Use and for no other purpose, and use it in a careful, safe, and proper manner and pay on demand for any damage to the Premises caused by misuse or abuse by Tenant, Tenant's agents or employees, or any other person entering upon the Premises under express or implied invitation of Tenant (collectively, "Tenant's Agents").

Tenant, at Tenant's expense, shall comply with all applicable federal, state, city, quasi govemmental and utility provider laws, codes, rules, and regulations now or hereafter in effect ("Applicable Laws") which impose any duty upon Landlord or Tenant with respect to the occupation or alteration of the Premises.  Tenant shall not commit or permit waste or any nuisance on or in the Premises.  Tenant agrees not to store, keep, use, sell, dispose of or offer for sale in, upon or from the Premises any article or substance prohibited by any insurance policy covering the Building Complex nor shall Tenant keep, store, produce or dispose of on, in or from the Premises or the Building Complex any substance which may be deemed an infectious waste or hazardous substance under any Applicable Laws, except customary office and cleaning supplies.  Landlord has received no notification from any governmental authority that hazardous substances (as defined under U.S. federal environmental laws) have been stored or generated at, released or discharged from or are present in the Premises in violation of applicable law.  Notwithstanding the foregoing, if, during the Initial Term, it is discovered and established to Landlord's reasonable satisfaction that (a) hazardous materials (as defined under U.S. federal law) are present in the Premises in amounts and a manner that violates applicable law (the "Violating Substances"), and (2) the Violating Substances were present in the Premises on or prior to the Effective Date; Landlord shall bear the reasonable cost of the removal of the Violating Substances and none of the cost thereof shall be included in Tenant's Pro Rata Share.

11.

MAINTENANCE. ALTERATIONS AND REENTRY BY LANDLORD.

11.1

Landlord will (i) make repairs and replacements to HVAC, mechanical, life safety and electrical systems in. the Premises (to the extent such systems are Building standard) deemed necessary by Landlord for normal operations of the Building Complex; and (ii) provide upkeep, maintenance, and repairs to all Common Areas.  Except as provided in this Section or otherwise expressly required in this Lease, Landlord is not required to make improvements or repairs to the Premises during the Term.

11.2

Landlord or Landlord's agents may at any time enter the Premises (upon reasonable prior notice, except in emergency situations) for examination and inspection, or to perform, if Landlord elects, any obligations of Tenant which Tenant fails to perform or such cleaning, maintenance, janitorial services, repairs, replacements, additions, or alterations as Landlord deems necessary for the safety, improvement, or preservation of the Premises or other portions of the Building Complex or as required by Applicable Laws.  Landlord or Landlord's agents may also show the Premises to prospective purchasers and Mortgagees, at any time, and from time to time; and to prospective tenants during the last nine (9) months of the Initial Term (unless Tenant properly exercises its renewal option, as set forth in Article 36, below), in which event Landlord and Landlord's agents shall not have the right to show the Premises to prospective tenants until the last nine (9) months of the Renewal Period (as defined in Article 35, below).  Notwithstanding the forgoing, if an Event of Default exists, Landlord may show the Premises to prospective tenants at any time, and from time to time.  Any such reentry does not constitute an eviction or entitle Tenant to abatement of Rent.  Landlord may make such alterations or changes in other portions of the Building Complex as Landlord desires so long as such alterations and changes do not unreasonably interfere with Tenant's occupancy of the Premises.  Landlord may use the Common Areas and one or more street entrances to the Building Complex as may be necessary in Landlord's judgment to complete such work.

12

ALTERATIONS AND REPAIRS BY TENANT.

12.1

Tenant shall not make any alterations to the Premises during the Term, including installation of equipment or machinery which requires modifications to existing electrical outlets or increases Tenant's usage of electricity beyond Tenant's Standard Electrical Usage (collectively "Alterations") without in each instance first obtaining the written consent of Landlord, which shall not be unreasonably withheld or delayed.  Landlord's consent or approval of the plans, specifications and working drawings for any Alterations shall not constitute any warranty or representation by Landlord (and shall not impose any liability on Landlord) as to their completeness, design sufficiency, or compliance with Applicable Laws.  Tenant shall at its cost:  pay all engineering and design costs incurred by Landlord as to all Alterations, obtain all governmental permits and approvals required, and cause all Alterations to be completed in compliance with Applicable Laws and requirements of Landlord's insurance.  All such work relating to Alterations shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the Initial Tenant Finish.  All Alterations repair and maintenance work performed by Tenant shall be done at Tenant's expense by Landlord's employees or, with Landlord's prior consent and subject to any conditions imposed by Landlord, by other persons requested by Tenant; however, if such work is not performed by Landlord's employees, Tenant shall pay Landlord a reasonable supervisory fee upon receipt of an invoice.  If Landlord authorizes such persons to perform work, Tenant shall deliver to Landlord prior to commencement certificates issued by insurance companies qualified to do business in the state in which the Premises are located, evidencing that worker's compensation, public liability insurance, and property damage insurance (in amounts, with companies and on forms satisfactory to Landlord) are in force and maintained by all contractors and subcontractors engaged to perform such work.  All liability policies shall name Landlord, Building Manager, and Mortgagee as additional insureds.  Each certificate shall provide that the insurance may not be cancelled or modified without 10 days' prior written notice to Landlord and Mortgagee.  Landlord also has the right to post notices in the Premises in locations designated by Landlord stating that Landlord is not responsible for payment for such work and containing such other information as Landlord deems necessary.  All such work shall be performed in a manner which does not unreasonably interfere with Landlord or other tenants of the Building, or impose additional expense upon Landlord in the operation of the Building Complex.  Notwithstanding the foregoing, and without modifying or otherwise limiting the provisions of this Section 12.1, Landlord's consent shall not be required for any Alteration that is solely of a cosmetic nature and that (a) is not visible from outside the Premises, (b) will not affect the systems and/or structure of the Building, (c) is solely at the expense of Tenant, and (d) cost of which is $25,000.00 or less.

12.2

Tenant shall keep the Premises and Landlord Furniture (as defined in Article 31, below) in as good order, condition, and repair and in an orderly state, as on the Commencement Date, loss by fire or other casualty or ordinary wear excepted.

12.3

All Alterations, including partitions, paneling, carpeting, drapes or other window coverings, and light fixtures (but excluding Tenant Furniture) are deemed a part of the real estate and the property of Landlord and remain upon and be surrendered with the Premises at the end of the Term, whether by lapse of time or otherwise.  "Tenant Furniture" shall mean movable office furniture not attached to the Building that is (a) brought into the Premises by Tenant and (b) not Landlord Furniture (as defined in Article 36, below).  Notwithstanding the foregoing, at Landlord's discretion, Landlord may require the Tenant, at Tenant's sole cost and expense to remove cable installed by Tenant, whereupon Tenant, at Tenant's sole cost and expense shall repair any damage caused to the Premises or the Building by such removal

13.

CONSTRUCTION LIENS.  Tenant shall pay for all work done on the Premises by Tenant or at its request (other than the Initial Tenant Finish) of a character which may result in liens on Landlord's or Tenant's interest and Tenant will keep the Premises free of all construction liens, and other liens on account of such work.  Tenant indemnifies, defends, and saves Landlord and all Mortgagees harmless from all liability, loss, damage, or expenses, including attorneys' fees, on account of any claims of laborers, materialmen or others for work performed or for materials or supplies furnished to Tenant or persons claiming under Tenant.  If any lien is recorded against the Premises or Building or any suit affecting title thereto is commenced as a result of such work, or supplying of materials, Tenant shall cause such lien to be removed of record within 5 days after notice from Landlord.  If Tenant desires to contest any claim, Tenant must furnish Landlord adequate security of at least 150% of the amount of the claim, plus estimated costs and interest and, if a final judgment establishing the validity of any lien is entered, Tenant shall immediately pay and satisfy the same.  If Tenant fails to proceed as aforesaid, Landlord may pay such amount and any costs, and the amount paid, together with reasonable attorneys' fees incurred, shall be immediately due Landlord upon notice.

14.

SUBLETTING AND ASSIGNMENT.

14.1

Tenant shall not sublet any part of the Premises nor assign or otherwise transfer this Lease or any interest herein (sometimes referred to as "Transfer," and the subtenant or assignee may be referred to as “Transferee”) without the consent of Landlord first being obtained, which consent will not be unreasonably withheld provided that:  (1) Tenant complies with the provisions of Section 14.4; (2) Landlord declines to exercise its rights under Section 14.3; (3) the Transferee is engaged in a business and the portion of the Premises will be used for the Permitted Use in a manner which is in keeping with the then standards of the Building and does not conflict with any exclusive use rights granted to any other tenant of the Building Complex; (4) the Transferee has reasonable, financial worth in light of the responsibilities involved; (5) an Event of Default does not exist at the time Tenant makes its request; (6) the Transferee is not a governmental or quasi-governmental agency; (7) the Transferee is not a tenant or currently negotiating a lease with Landlord in the Building Complex, and provided that Landlord controls sufficient available space in the Building Complex to accommodate such Transferee; and (8) the rent to be paid by the Transferee is not less than the Rent paid by Tenant for such space and is not less than 50% of the rental rate then being offered by Landlord for similar space in the Building.  Transfer includes a sale by Tenant of substantially all of its assets or stock if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, the transfer of 50% or more of the stock in a corporate tenant whose stock is not publicly traded, or transfer of 50% or more of the beneficial ownership interests in a partnership or limited liability company tenant.

14.2

Following any Transfer in accordance with this Article 14, Landlord may, after default by Tenant, collect rent from the Transferee or occupant and apply the net amount collected to the Rent, but no Transfer or collection will be deemed an acceptance of the Transferee or occupant as Tenant or release Tenant from its obligations.  Consent to a Transfer shall not relieve Tenant from obtaining Landlord's consent to any other Transfer.  Notwithstanding Landlord's consent to a Transfer, Tenant shall continue to be primarily liable for its obligations.  If Tenant collects any rent or other amounts from a Transferee in excess of the Rent for any monthly period, Tenant shall pay Landlord the excess monthly, as and when received.

14.3

Notwithstanding the above, if Tenant requests Landlord's consent to sublet 25% or more of the Premises, Landlord may refuse to grant such consent in its sole discretion and terminate this Lease as to the portion of the Premises with respect to which such consent was requested; provided, however, if Landlord does not consent and elects to terminate the Lease as to such portion, Tenant may within 15 days after notice from Landlord to this effect withdraw Tenant's request for consent.  If such termination occurs, it shall be effective on the date designated in a notice from Landlord and shall not be more than 30 days following such notice.

14.4

Tenant must notify Landlord at least 60 days prior to the desired date of the Transfer ("Tenant's Notice").  Tenant's Notice shall describe the portion of the Premises to be transferred and the terms and conditions.  Landlord has, without obligation, 30 days following receipt of Tenant's Notice to sublet the space on Tenant's behalf or to exercise its rights pursuant to Section 14.3 if Tenant's Notice discloses that 25% or more of the Premises is involved.  If the space covered by Tenant's Notice is subleased by Landlord, rent and other sums due from the subtenant will be paid to Tenant directly and Landlord has no responsibility for the performance by such subtenant of its obligations under its sublease with Tenant.  If Landlord is unwilling or unable to locate a subtenant (and, if applicable, declines to exercise its rights under Section 14.3), Landlord will notify Tenant not later than 60 days after receipt of Tenant's Notice and Tenant shall be free to sublet the specified portion of the Premises to any third party on terms substantially identical to those described in Tenant's Notice, subject to Landlord's consent as set forth above.  If Tenant does not sublet such portion of the Premises within 60 days following Landlord's notice to Tenant, Tenant must reoffer the Premises to Landlord in accordance with the provisions hereof prior to subleasing to a third party.

14.5

All documents utilized by Tenant to evidence a Transfer are subject to approval by Landlord.  Tenant shall pay Landlord's expenses, including reasonable attorneys' fees, of determining whether to consent and in reviewing and approving the documents.  Tenant shall provide Landlord with such information as Landlord reasonably requests regarding a proposed Transferee, including financial information.

14.6

If a trustee or debtor in possession in bankruptcy is entitled to assume control over Tenant's rights under this Lease and assigns such rights to any third party notwithstanding the provisions hereof, the rent to be paid by such party shall be increased to the current Base Rent (if greater than that being paid for the Premises) which Landlord charges for comparable space in the Building as of the date of such third party's occupancy.  If Landlord is entitled under the Bankruptcy Code to “Adequate Assurance” of future performance of this Lease, the parties agree that such term includes the following:

(1)

Any assignee shall have a net worth that is satisfactory to Landlord in its sole discretion.

(2)

The assignee must assume and agree to be bound by the provisions of this Lease.

15.

DAMAGE TO PROPERTY.  Tenant agrees Landlord is not liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to (a) the Premises, (b) any portion of the Landlord Furniture or (c) any furniture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building Complex ("Tenant's Personal Property"), whether by reason of the negligence or default of Landlord, other occupants, any other person, or otherwise; and the keeping or storing of all property of Tenant in the Premises and Building Complex is at the sole risk of Tenant.  Notwithstanding the foregoing, and subject to Sections 18.6 and 27.14, below, Landlord shall be liable for injury or damage to the Premises and Landlord Furniture (but not to the Tenant's Personal Property) to the extent that such injury or damage is caused solely and exclusively by Landlord's GN Liability (as hereinafter defined).  "Landlord's GN Liability" means injury or damage caused by the gross negligence or willful misconduct of Landlord or Landlord's administrative agent(s).

16.

INDEMNITY.

16.1

For the purposes of this Section:

"Claim" includes any action, cause of action, demand, counterclaim, cross claim or third party claim.  Claim includes every kind and nature of claim whatsoever, known or unknown, fixed or contingent, whether in law or in equity.

"Liability or Cost" means any liabilities, losses, costs (including court costs), reasonable attorney's fees, obligations, awards, judgments, fines, penalties, damages, expenses, deficiencies or other reasonable charges whether or not the indemnified party was advised of the possibility of such damages.

'Tenant Party" means Tenant, the Tenant's subtenants, or provided that such person is acting within the scope of its authority or employment, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable.

"Landlord Party" means Landlord and its members, officers, directors, agents, employees and Landlord's affiliates.

"Tenant Indemnified Losses" means the alleged Liability or Cost of a Landlord Party attributable to bodily injury or loss of use or destruction of, injury or damage to property and/or monetary loss arising out of (a) performance or failure to perform under this Lease by a Tenant Party; (b) intentional misconduct and/or (c) negligent acts or omissions of the any Tenant Party.

Subject to Section 18.6, below, Tenant hereby agrees, to the fullest extent permitted by law, to indemnify defend and hold harmless each Landlord Party against Tenant Indemnified Losses.

"Landlord Indemnified Losses" means the alleged Liability or Cost of Tenant caused by Landlord's GN Liability.

Subject to Section 18.6 and Section 27.14; below, Landlord hereby agrees, to the fullest extent permitted by law, to indemnify defend and hold harmless Tenant against Landlord Indemnified Losses.

16.2

Tenant shall maintain throughout the Term a commercial general liability policy, including protection against death, personal injury and properly damage, issued by an insurance company qualified to do business in the state in which the Premises are located, with a single limit of not less than $1,000,000.00.  Such policy shall name Landlord, Building Manager, and Mortgagee as additional insureds, be primary to any other similar insurance of such additional insureds, and provide that it may not be cancelled or modified without at least 20 days' prior notice to Landlord and Mortgagee.  The minimum limits of such insurance do not limit the liability of Tenant hereunder.  Prior to occupancy of the Premises, and prior to expiration of the then-current policy, Tenant shall deliver certificates evidencing that insurance required under this Lease is in effect.

17.

SURRENDER AND NOTICE.  Upon the expiration or other termination of this Lease, Tenant shall immediately quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted, and Tenant shall remove all of its movable furniture and other effects, all telephone cable and related equipment in the Building installed by Tenant, and such Alterations, as Landlord requires.  If Tenant fails to timely vacate the Premises as required, Tenant is responsible to Landlord for all resulting costs and damages of Landlord, including any amounts paid to third parties who are delayed in occupying the Premises.

18.

INSURANCE. CASUALTY. AND RESTORATION OF PREMISES.

18.1

Landlord shall maintain property insurance coverage at least as broad as ISO Special Form Coverage against risks of direct physical loss or damage (commonly known as "all risk") for the full replacement cost of the Building Complex (excluding tenants' personal property and equipment).

18.2

Tenant shall maintain throughout the Term insurance coverage at least as broad as ISO Special Form Coverage against risks of direct physical loss or damage (commonly known as "all risk") for the full replacement cost of Tenant's property and betterments in the Premises, including tenant finish in excess of the Initial Tenant Finish.

18.3

If the Building is damaged by fire or other casualty which renders the Premises wholly untenantable and the damage is so extensive that an architect selected by Landlord certifies in writing to Landlord and Tenant within 60 days of said casualty that the Premises cannot, with the exercise of reasonable diligence, be made fit for occupancy within 180 working days from the happening thereof, then, at the option of Landlord or Tenant exercised in writing to the other within 30 days of such determination, this

Lease shall terminate as of the occurrence of such damage.  In the event of termination, Tenant shall pay Rent duly apportioned up to the time of such casualty and forthwith surrender the Premises and all interest.  If Tenant fails to do so, Landlord may reenter and take possession of the Premises and remove Tenant.  If, however, the damage is such that the architect certifies that the Premises can be made tenantable within such 180-day period or neither Landlord or Tenant elects to terminate the Lease despite the extent of damage, then the provisions below apply.

18.4

If the Premises are damaged by fire or other casualty that does not render it wholly untenantable or require a repair period in excess of 180 days, Landlord shall with reasonable promptness except as hereafter provided repair the Premises to the extent of the Initial Tenant Finish.

18.5

If the Building is damaged (though the Premises may not be affected, or if affected, can be repaired within 180 days) and within 60 days after the damage Landlord decides not to reconstruct or rebuild the Building, then, notwithstanding anything contained herein, upon notice to that effect from Landlord within said 60 days, Tenant shall pay the Rent apportioned to such date, this Lease shall terminate from the date of such notice, and both parties discharged from further obligations except as otherwise expressly provided.

18.6

Landlord and Tenant waive all rights of recovery against the other and its respective officers, partners, members, agents, representatives, and employees for loss or damage to its real and personal property kept in the Building Complex which is capable of being insured against under ISO Special Form Coverage, or for loss of business revenue or extra expense arising out of or related to the use and occupancy of the Premises.  Tenant also waives all such rights of recovery against Building Manager.  Each party shall, upon obtaining the property damage insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and use reasonable efforts to obtain an appropriate waiver of subrogation provision in the policies.

18.7

Rent shall abate during any period of repair and restoration to the extent of any recovery by Landlord under its loss of rent insurance related to the Premises in the same proportion that the part of the Premises rendered untenantable bears to the whole.

19.

CONDEMNATAION.  If the Premises or substantially all of it or any portion of the Building Complex which renders the Premises untenantable is taken by right of eminent domain, or by condemnation (which includes a conveyance in lieu of a taking), this Lease, at the option of either Landlord or Tenant exercised by notice to the other within 30 days after the taking, shall terminate and Rent shall be apportioned as of the date of the taking.  Tenant shall forthwith surrender the Premises and all interest in this Lease, and, if Tenant falls to do so, Landlord may reenter and take possession of the Premises.  If less than all the Premises is taken, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to the taking, unless Landlord elects not to rebuild under Section 18.5.  Landlord shall receive the entire award or consideration for the taking.

20.

DEFAULT BY TENANT.

20.1

Each of the following events is an "Event of Default":

(1)

Any failure by Tenant to pay Rent on the due date unless such failure is cured within 5 business days after notice by Landlord;

(2)

This Lease or Tenant's interest is transferred whether voluntarily or by operation of law except as permitted in Article 14;

(3)

This Lease or any part of the Premises is taken by process of law and is not released within 15 days after a levy;

(4)

Commencement by Tenant of a proceeding under any provision of federal or state law relating to Insolvency, bankruptcy, or reorganization ("Bankruptcy Proceeding");

(5)

Commencement of a Bankruptcy Proceeding against Tenant, unless dismissed within 60 days after commencement;

(6)

The insolvency of Tenant or execution by Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors or any significant class thereof for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Tenant generally to pay its debts as they mature, or the occurrence of any of the foregoing with respect to any Guarantor, if any, of Tenant's obligations;

(7)

The admission in writing by Tenant (or any general partner of Tenant if Tenant is a partnership), that it is unable to pay its debts as they mature or it is generally not paying its debts as they mature;

(8)

Tenant fails to take possession of the Premises on the Commencement Date, unless such failure (including, but not limited to the failure to pay Rent, including ail applicable Late Fees, interest and penalties) is cured within 90 days after notice from Landlord;

(9)

Tenant fails to perform any of its other obligations and non-performance continues for 30 days after notice by landlord or, if such performance cannot be reasonably had within such 30-day period, Tenant does not in good faith commence performance within such 30-day period and diligently proceed to completion; provided, however, Tenant's right to cure shall not exceed the period provided by Applicable Law;

(10)

Any event which is expressly defined as or deemed an Event of Default under this Lease.

20.2

Remedies of Landlord.  If an Event of Default occurs, Landlord may then or at any time thereafter, either:

(1)

Without further notice except as required by Applicable Laws, reenter and repossess the Premises or any part and expel Tenant and those claiming through or under Tenant and remove the effects of both without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of this Lease.  Should Landlord reenter or take possession pursuant to legal proceedings or any notice provided for by Applicable Law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part, either alone or in conjunction with other portions of the Building Complex, in Landlord's or Tenant's name but for the account of Tenant, for such periods (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, determines and Landlord may collect the rents therefore.  Landlord is not in any way responsible or liable for failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting.  If there is other unleased space in the Building, Landlord may lease such other space without prejudice to its remedies against Tenant.  No such reentry or repossession or notice from Landlord shall be construed as an election by Landlord to terminate this Lease unless specific notice of such intention is given Tenant.  Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's contractual liability under this Lease unless written release of liability is given by Landlord to Tenant.  Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant notice, in which event this Lease will terminate as specified in the notice,

(2)

If Landlord takes possession of the Premises without terminating this Lease, Tenant shall pay Landlord (i) the Rent which would be payable if repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses incurred in connection with such reletting, including all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration, and repair costs (collectively "Reletting Expenses"),  If, in connection with any reletting, the new lease term extends beyond the Term or the premises covered thereby including other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the Reletting Expenses will be made in determining the net proceeds received from the reletting.  In determining such net proceeds, rent concessions will also be apportioned over the term of the new lease.  Tenant shall pay such amounts to Landlord monthly on the days on which the Rent would have been payable if possession had not been retaken, and Landlord is entitled to receive the same from Tenant on each such day, or

(3)

Give Tenant notice of termination of this Lease on the date specified and, on such date, Tenant's right to possession of the Premises shall cease and the Lease will terminate except as to Tenant's liability as hereafter provided as if the expiration of the term fixed in such notice were the end of the Term.  If this Lease terminates pursuant to this Section, Tenant remains liable to Landlord for damages in an amount equal to the Rent which would have been owing by Tenant for the balance of the Term had this Lease not terminated, less the net proceeds, if any, of reletting of the Premises by Landlord subsequent to termination after deducting Reletting Expenses.  Landlord may collect such damages from Tenant monthly on the days on which the Rent would have been payable if this Lease had not terminated and Landlord shall be entitled to receive the same from Tenant on each such day.  Alternatively, if this Lease is terminated, Landlord at its option may recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the Rent reserved in this Lease for the balance of the Term over the then Reasonable Rental Value of the Premises for the same period plus all Reletting Expenses.  "Reasonable Rental Value" is the amount of rent Landlord can obtain for the remaining balance of the Term.

20.3

Cumulative Remedies.  Suits to recover Rent and damages may be brought by Landlord, from time to time, and nothing herein requires Landlord to await the date the Term would expire had there been no Event of Default or termination, as the case may be.  Each right and remedy provided for in this Lease is cumulative and non-exclusive and in addition to every other right or remedy now or hereafter existing at law or equity, including suits for injunctive relief and specific performance.  The exercise or beginning of the exercise by Landlord of one or more rights or remedies shall not preclude the simultaneous or later exercise by Landlord of other rights or remedies.  All costs incurred by Landlord to collect any Rent and damages or to enforce this Lease are also recoverable from Tenant.  If any suit is brought because of an alleged breach of this Lease, the prevailing party is also entitled to recover from the other party all reasonable attorneys' fees and costs incurred in connection therewith.

20.4

No Waiver.  No failure by Landlord to insist upon strict performance of any provision or to exercise any right or remedy upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any breach constitutes a waiver of any such breach or such provision, except by written instrument executed by Landlord.  No waiver shall affect or alter this Lease but each provision hereof continues in effect with respect to any other then existing or subsequent breach thereof.

20.5

Bankruptcy.  Nothing contained in this Lease limits Landlord's right to obtain as liquidated damages in any bankruptcy or similar proceeding the maximum amount allowed by law at the time such damages are to be proven, whether such amount is greater, equal to, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Section.  Notwithstanding anything in this Section to the contrary, any proceeding described in Section 20.1(5), (6), (7) and (8) is an Event of Default only when such proceeding is brought by or against the then holder of the leasehold estate under this Lease.

20.5

Late Payment Charge.  Any Rent not paid within 5 days after the due date shall thereafter bear interest at 5 percentage points above the Prime Rate or the highest rate permitted by law, whichever is lower, until paid.  Further, if such Rent is not paid within 5 days after notice, Tenant agrees Landlord will incur additional administrative expenses, the amount of which will be difficult to determine; Tenant therefore shall also pay Landlord a late charge for each late payment of 5% of such payment.  Any amounts paid by Landlord to cure a default of Tenant which Landlord has the right but not the obligation to do, shall, if not repaid by Tenant within 5 days of demand by Landlord, thereafter bear interest at 5 percentage points above the Prime Rate until paid.  "Prime Rate" means that rate announced by Wells Fargo Bank, N.A. as its prime rate on the date closest to the date interest commences.

20.6

Waiver of Jury Trial.  Tenant and Landlord waive any right to a trial by jury in suits arising out of or concerning the provisions of this Lease.

21.

DEFAULT BY LANDLORD.  In the event of any alleged default on the part of Landlord, Tenant shall give notice to Landlord and afford Landlord a reasonable opportunity to cure such default.  Such notice shall be ineffective unless a copy is simultaneously also delivered in the manner required in this Lease to any holder of a mortgage and/or deed of trust affecting all or any portion of the Building Complex (collectively, "Mortgagee"), provided that prior to such notice Tenant has been notified (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of a Mortgagee.  If Landlord fails to cure such default within the time provided, then Mortgagee shall have an additional 30 days following a second notice from Tenant or, if such default cannot be cured within that time, such additional time as may be necessary provided within such 30 days, Mortgagee commences and diligently pursues a cure (including commencement of foreclosure proceedings if necessary to effect such cure).  Tenant's sole remedy will be equitable relief or actual damages but in no event is Landlord or any Mortgagee responsible for consequential damages or lost profit incurred by Tenant as a result of any default by Landlord.  If a Mortgagee, or transferee under such Mortgage (hereafter defined), succeeds to Landlord's interest as a result of foreclosure or otherwise, such party shall not be: (i) liable for any default, nor subject to any setoff or defenses that Tenant may have against Landlord; (ii) bound by any amendment (including an agreement for early termination) without its consent made at any time after notice to Tenant that such Mortgage requires such consent; and (iii) bound by payment of Rent in advance for more than 30 days.  Tenant agrees to pay Rent (and will receive credit under this Lease) as directed in any Mortgagee's notice of Landlord's default under the Mortgage reciting that Mortgagee is entitled to collect Rent.

22.

SUBORDINATION AND ATTORNMENT.

22.1

This Lease at Landlord's option will be subordinate to any mortgage, deed of trust and related documents now or hereafter placed upon the Building Complex (including all advances made thereunder), and to all amendments, renewals, replacements, or restatements thereof (collectively, "Mortgage").  Tenant agrees that no documentation other than this Lease is required to evidence such subordination.

22.2

If any Mortgagee elects to have this Lease superior to the lien of its Mortgage and gives notice to Tenant, this Lease will be deemed prior to such Mortgage whether this Lease is dated prior or subsequent to the date of such Mortgage or the date of recording thereof.

22.3

In confirmation of subordination or superior position, as the case may be, Tenant will execute such documents as may be required by Mortgagee and if it fails to do so within 10 days after demand, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact and in Tenant's name, place, and stead, to do so.

22.4

Tenant hereby attorns to all successor owners of the Building, whether such ownership is acquired by sale, foreclosure of a Mortgage, or otherwise.

23.

REMOVAL OF TENANT’S PROPERTY.  All movable personal property of Tenant, including but not limited to Tenant Furniture (collectively "Tenant Property") not removed from the Premises upon vacation, abandonment, or termination of this Lease shall be conclusively deemed abandoned and may be sold, or otherwise disposed of by Landlord without notice to Tenant and without obligation to account; Tenant shall pay Landlord's reasonable expenses in connection with such disposition.  Notwithstanding the foregoing, if the Lease is terminated by Landlord prior to the Expiration Date or expiration of the Renewal Period, for other than an Event of Default that is not timely cured, Tenant shall have at least forty-eight (48) hours within which to remove the Tenant Property (the "Removal Period"), and to restore the Premises pursuant to the provisions of Article 17, above.  During the Removal Period, (a) the Tenant Property shall not be deemed abandoned; and (b) Landlord shall provide Tenant reasonable access to the Premises for the purpose of removing the Tenant Property, pursuant to the terms of this Article 23.

24.

HOLDINGOVER:  TENANCY MONTH-TO-MONTH.  If, after the expiration or termination of this Lease, Tenant remains in possession of the Premises without a written agreement as to such holding over and continues to pay rent and Landlord accepts such rent, such possession is a tenancy from month-to-month, subject to all provisions hereof but at a monthly rent equivalent to 125% of the monthly Rent paid by Tenant immediately prior to such expiration or termination.  Rent shall continue to be payable in advance on the first day of each calendar month.  Such tenancy may be terminated by either party upon 10 days' notice prior to the end of any monthly period.  Nothing contained herein obligates Landlord to accept rent tendered after the expiration of the Term or relieves Tenant of its liability under Article 17.

25.

PAYMENTS AFTER TERMINATION.  No payments by Tenant after expiration or termination of this Lease or after any notice (other than a demand for payment of money) by Landlord to Tenant reinstates, continues, extends the Term, or affects any notice given to Tenant prior to such payments.  After notice, commencement of a suit, or final judgment granting Landlord possession of the Premises, Landlord may collect any amounts due or otherwise exercise Landlord's remedies without waiving any notice or affecting any suitor, judgment.

26.

STATEMENT OF PERFORMANCE.  Tenant agrees at any time (but in no event more than three (3) times in any twelve (12) consecutive month period) upon not less than 10 business days' notice to execute and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified stating the modifications); that there have been no defaults by Landlord or Tenant and no event which with the giving of notice or passage of time, or both, would constitute such a default (or, if there have been defaults, setting forth the nature thereof); the date to which Rent has been paid in advance and such other information as Landlord requests.  Such statement may be relied upon by a prospective purchaser of Landlord's interest or Mortgagee.  Tenant's failure to timely deliver such statement is conclusive upon Tenant that; (i) this Lease is in full force and effect without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance; and (iii) not more than 1 month's Rent has been paid in advance.  Upon request, Tenant will furnish Landlord an appropriate resolution confirming that the party signing the statement is authorized to do so.

27.

MISCELLANEOUS.

27.1

Transfer by Landlord.  The term "Landlord" means so far as obligations of Landlord are concerned, only the owner of the Building at the time in question and, if any transfer of the title occurs, Landlord herein named (and in the case of any subsequent transfers, the then grantor) is automatically released from and after the date of such transfer of all liability as respects performance of any obligations of Landlord thereafter to be performed.  Any funds in Landlord's possession at the time of transfer in which Tenant has an interest will be turned over to the grantee and any amount then due Tenant under this Lease will be paid to Tenant.

27.2

No Merger.  The termination or mutual cancellation of this Lease will not work a merger, and such termination or cancellation will at the option of Landlord either terminate all subleases or operate as an automatic assignment to Landlord of such subleases.

27.3

Common Area Use.  Landlord may use any of the Common Areas for the purposes of completing or making repairs or alterations in any portion of the Building Complex.  In connection therewith, Landlord shall use commercially reasonable efforts to not materially adversely affect Tenant's access to, or use of the Premises.

27.4

Independent Covenants.  This Lease is to be construed as though the covenants between Landlord and Tenant are independent and not dependent and Tenant is not entitled to any setoff of the Rent against Landlord if Landlord fails to perform its obligations; provided, however, the foregoing does not impair Tenant's right to commence a separate suit against Landlord for any defeat by Landlord so long as Tenant complies with Article 21.

27.5

Validity of Provisions.  If any provision is invalid under present or future laws, then it is agreed that the remainder of this Lease is not affected and that in lieu of each provision that is invalid, there will be added as part of this Lease a provision as similar to such invalid provision as may be possible and is valid and enforceable.

27.6

Captions.  The caption of each Article is added for convenience only and has no effect in the construction of any provision of this Lease.

27.7

Construction.  The parties waive any rule of construction that ambiguities are to be resolved against the drafting party.  Any words following the words "include," "including," "such as," "for example," or similar words or phrases shall be illustrative only and are not intended to be exclusive, whether or not language of non-limitation is used.

27.8

Applicability.  Except as otherwise provided, the provisions of this Lease are applicable to and binding upon Landlord's and Tenant's respective heirs, successors and assigns.  Such provisions are also considered to be covenants running with the land to the fullest extent permitted by law.

27.9

Authority.  Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of Tenant and agree, upon request, to deliver Landlord a resolution, similar document, or opinion of counsel to that effect.

27.10

Severability. If there is more than one party which is the Tenant, the obligations imposed upon Tenant are joint and several.

27.11

Acceptance of Keys, Rent of Surrender.  No act of Landlord or its representatives during the Term, including any agreement to accept a surrender of the Premises or amend this Lease, is binding on Landlord unless such act is by a partner, member or officer of Landlord, as the case may be, or other party designated in writing by Landlord as authorized to act.  The delivery of keys to Landlord or its representatives will not operate as a termination of this Lease or a surrender of the Premises.  No payment by Tenant of a lesser amount than the entire Rent owing is other than on account of such Rent nor is any endorsement or statement on any check or letter accompanying payment an accord and satisfaction.  Landlord may accept payment without prejudice to Landlord's right to recover the balance or pursue any other remedy available to Landlord

27.12

Building Name and Size.  Landlord may as it relates to the Building and Building Complex:  change the name, increase the size by adding additional real property, construct other buildings or improvements, change the location and/or character, or make alterations or additions.  If additional buildings are constructed or the size is increased, Landlord and Tenant shall execute an amendment which incorporates any necessary modifications to Tenant's Pro Rata Share.  Tenant may not use the Building's name for any purpose other than as part of its business address.

27.13

Diminution of View.  Tenant agrees that no diminution of light, air, or view from the Building entitles Tenant to any reduction of Rent under this Lease, results in any liability of Landlord, or in any way affects Tenant's obligations.

27.14

Limitation of Liability.  Notwithstanding anything to the contrary contained in this Lease, Landlord's liability is limited to Landlord's interest in the Building and Landlord shall never be personally liable for recovery of any judgment.

27.15

Non-Reliance.  Tenant confirms it has not relied on any statements, representations, or warranties by Landlord or its representatives except as set forth herein.

27.16

Written Modification.  No amendment or modification of this Lease is valid or binding unless in writing and executed by the parties.

27.17

Lender’s Requirements.  Tenant will make such modifications to this Lease as may hereafter be required to conform to any lender's requirements, so long as such modifications do not increase Tenant's obligations or materially alter its rights.

27.18

Effectiveness.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease and it is not effective unless and until execution and delivery by both Landlord and Tenant.

27.19

Survival.  This Lease, notwithstanding expiration or termination, continues in effect as to any provisions requiring observance or performance subsequent to termination or expiration.

27.20

Time of Essence.  Time is of the essence herein.

27.21

Rules and Regulations.  If roles and regulations are attached hereto, they are a part of this Lease and Tenant agrees that Tenant and Tenant's Agents shall at all times abide by such rules and regulations.

27.22

Recording.  Tenant will not record this Lease.  Recording of the Lease by or on behalf of Tenant is an Event of Default.

28.

AUTHORITIES FOR ACTION AND NOTICE.

28.1

Unless otherwise provided, Landlord may act through Landlord's Building Manager or other designated representatives from time to time.

28.2

All notices or other communications required or desired to be given to Landlord must be in writing and shall be deemed received when delivered personally to any officer, partner, or member of Landlord (depending upon the nature of Landlord) or the manager of the Building (the "Building Manager") whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed as set forth in Section 1.10.  All notices or communications required or desired to be given to Tenant shall be in writing and deemed duly served when delivered personally to any officer, employee, partner, or member of Tenant (depending upon the nature of Tenant), individually if a sole proprietorship, or manager of Tenant whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to the appropriate address set forth in Section 1.13.  Either party may designate in writing served as above provided a different address to which notice is to be mailed.  The foregoing does not prohibit notice from being given as provided in the rules of civil procedure, as amended from time to time, for the state in which the Real Property is located.

29.

PARKING.  Landlord will make available within the Building parking facilities the number and type of parking spaces set forth in Section 1.9.  Spaces designated as covered spaces shall be located in the parking garage and shall be on a reserved basis at the current rate being charged for covered spaces from time to time (the "Parking Rate").  Tenant shall pay the Parking Rate for each covered space monthly. The initial Parking Rate for the covered spaces is $90.00 per month per space.  All parking spaces, other than the covered spaces designated for Tenant's use, shall be in and out, unassigned parking spaces in the surface parking area without additional charge to Tenant.  Notwithstanding the above, the right granted to Tenant to use such spaces is a license only and Landlord's inability to make such spaces available at any time for reasons beyond Landlord's reasonable control is not a material breach by Landlord of its obligations hereunder and Tenant has no rights to use the parking garage except as provided in this Article.  The abatement of Tenant's obligation to pay for unavailable spaces during any period of unavailability constitutes Tenant's sole remedy.  If Tenant fails to timely pay a parking bill, Tenant forfeits its rights to all parking spaces.  All vehicles parked in the parking garage and the personal property therein shall be at the sole risk of Tenant, Tenant's Agents and the users of such spaces and Landlord shall have no liability for loss or damage thereto for whatever cause.

30.

FORCE MAJEURE EVENT.  Any obligation of the Landlord hereunder, which is delayed or not performed due to acts of God, strike, riot, war, weather, terrorism, failure to obtain labor and materials at a reasonable cost, or any other reason beyond the control of the Landlord is to be performed (each a "Force Majeure Event," and collectively "Force Majeure Events"), shall not constitute a default by Landlord and shall be performed within a reasonable time after the end of such cause for delay or nonperformance.

31.

TENANT IMPROVEMENTS AND USE OF LANDLORD'S FURNITURE

31.1

The existing wall coverings in the Premises and tile floors in the kitchen and work rooms shall remain in the Premises in their "as is" condition and state of repair.

31.2

Landlord shall use commercially reasonable efforts to cause the following improvements as set forth below to the Premises no later than December 1, 2007, subject to delays, if any, due to Force Majeure Events (the "Commencement Date"):

(1)

Removal of the partial wall separating the "open" area from the rest of the Premises, and the doorway in the corridor behind the reception desk; and patch the resulting damage to those portions of the walls, to which the removed wall was attached all per the depiction set forth, on Exhibit E,

(2)

Repainting of existing walls with Building "standard" paint,

(3)

Installation of eleven (11) Compel Insignia New Wood Office Suite with U-shaped office desk, bridge and credenza and 1 Compel Insignia desk and bridge (collectively the "New Furniture").  As more specifically set forth below, the New Furniture shall be and remain the personal property of the Landlord, and

(4)

Installation of Designweave P.O.P. Collection carpeting in the Premises, and

(5)

Installation of twenty four (24) 6'x8' Herman Miller AO2 workstations and voice and data cabling (collectively the "Workstations").

31.3

Provided that no uncured Event of Default has occurred during the Initial Term, the Tenant shall have the right to use the following which is and shall remain, at all times, including but not limited to during the Initial Term, and at all times thereafter, the personal property of Landlord.

(1)

The New Furniture,

(2)

The Workstations,

(3)

36 Cue desk chairs (the "Chairs"), and

(4)

Chairs and conference table located in the conference room within the Premises (the Conference Room Furniture")

The Workstations, the Chairs, the Conference Room Furniture and the New Furniture shall be termed collectively the "Landlord's Furniture".  Landlord, at its sole option may make substitutions in the Landlord's Furniture with substantially similar items, as determined by Landlord in its reason able judgment.

32.

INTENTIONALLY DELETED.

33.

BROKERAGE.  Tenant represents it has not employed any broker with respect to this Lease and has no knowledge of any broker's involvement in this transaction except those listed in Sections 1.15 and 1.16 (collectively, the "Brokers").  Tenant shall indemnify Landlord against any expense incurred by Landlord as a result of any claim for commissions or fees by any other broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through, or under Tenant, other than the Brokers.  Tenant acknowledges Landlord is not liable for any representations by the Brokers regarding the Premises, Building, Building Complex, or this Lease.

34.

COUNTERPARTS.  This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any one or more counterpart signature pages may be removed from one counterpart of the Lease and annexed to another counterpart of the Lease to form a completely executed original instrument without impairing the legal effect of the signature thereon.

35.

ADDENDUM/EXHIBITS.  Any Addenda and/or Exhibits referred to herein and attached hereto are incorporated herein by reference.

36.

RENEWAL OPTION.  Provided that no Event of Default then exists, Tenant shall have one (1) option to renew this Lease (the "Renewal Option") for an additional period of five (5) years (the "Renewal Period"), upon written notice to Landlord provided no later than nine (9) months prior to the end of the Initial Term (the "Renewal Notice").  The terms for the Renewal Period shall be the same as set forth in this Lease, except that Rent shall be at the then current market rate, but in no event less than the Rent payable for the last year of the Initial Term.  If Tenant fails to timely provide a Renewal Notice, Tenant shall be deemed to have waived all rights to the Renewal Option and the Lease shall expire at the end of the Initial Term,

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written and it is effective upon delivery of a fully-executed copy to Tenant.

MDA HOLDINGS ,INC.		CRESTLINE OFFICE CENTER ASSOCIATES LLC,
A Georgia corporation		a Colorado limited liability company

By:	/s/ James E. Ginter	By:	/s/ F. William Schmergel

Title: President		Title: Member

Print Name: James E. Ginter		"LANDLORD"

ATTEST:

By: /s/ Aida Rivinius

Print Name: Aida Rivinius

Print Title: Executive Assistant

"TENANT"